EXHIBIT 99.3

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE
Case No.:	PA758U2008/V
Document No.:	DS30/2011 / D
Date Of Filing:	31/05/2011	Between
Time Of Filing:	17:07:50
Doc Control No.:	2772583/A

This document has been deposited in the Registry of the High Court Singapore under section 48 of the Conveyancing and Law of Property Act (Cap.61) (1985 Edn) (seal)	PA No. 7581/2008/V
	Linda Hoon Siew Kin	I/C No. S1532787A

Donor(s)

And

...Donee(s)
	Name(s)	NRIC No:
	Tan Hwee Leng	S7316119C
	Koh Wai Lan Audrey	S1715775B

/s/ Foo Chee Hock Mr. Foo Chee Hock Registrar Supreme Court Singapore	DEED OF APPOINTMENT OF SUBSTITUTE ATTORNEY

LODGED BY: DBS BANK LTD 6 SHENTON WAY DBS BUILDING SINGAPORE 068809

PERSON-IN-CHARGE: YVONNE LEE (MS) CONTACT NO.: 6878 8841

Filed this 31st day of May 2011

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DEED OF APPOINTMENT OF SUBSTITUTE ATTORNEY

Pursuant to the authority conferred on me by DBS Bank Ltd. (the “Bank”), by a Power of Attorney (the “Power of Attorney”) given on the 5th day of May 2011 (a certified copy of which is attached hereto), I, Linda Hoon Siew Kin (NRIC No. S1532787A) hereby appoint each of the following officers of the Bank, namely:

Name(s)	ID No:
Tan Hwee Leng	S7316119C
Koh Wai Lan Audrey	S1715775B

as my true and lawful Substitute Attorney(s) (the “Substitute Attorney(s)”) with full power and authority for and in the name of the Bank and on behalf of the Bank to do, execute or perform all or any of the acts and things hereinafter mentioned that is to say:

To execute, sign, seal and deliver, endorse or otherwise make or give effect to conveyances, assignments, transfers, mortgages, debentures, covenants, guarantees, memorandum of lien or deposit of any form of security, pledges, acknowledgement of rights or any transfer, confirmation, variation or postponement of any of the instruments hereinbefore mentioned made in favour of the Bank, whether by deed or otherwise as the nature of the case may require or as the Substitute Attorney(s) shall deem fit and expedient relating to loans, advances, credit and other facilities made by the Bank for which the borrowers or customers of the Bank or any of their sureties or parties interested in the same have executed the instruments hereinbefore mentioned and to which the Bank is made a party.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to loan agreements or lending documents, security sharing agreements, subordination agreements, pari passu agreements or any agreements of like nature, between the Bank and other financial institutions and the borrowers of the Bank or any of their sureties whether by deed or otherwise as the nature of the case may require or as the Substitute Attorney(s) shall deem fit and expedient, relating to sharing between the Bank and the other financial institutions of securities and/or the sharing of rights, entitlements, benefits, advantages or interests arising out of, accruing from or connected with the said securities, created or to be created by the borrowers of the Bank and/or any of their sureties in favour of the Bank and the other financial institutions.

To execute, sign, seal and deliver, or otherwise make or give effect to caveats and extension of caveats in respect of any interest in land to which the Bank is interested in or entitled whether as mortgagee, chargee, purchaser or otherwise.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to reconveyances, reassignments, discharges, releases, disclaimers or any agreements of the like nature, whether by deed or otherwise as the nature of the case may require or as the Substitute Attorney(s) shall deem fit and expedient, relating to the charges or security contemplated under paragraphs (1) and (2) hereof for consideration, where applicable, whether in the form of payment or otherwise, received or being received by the Bank.

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To execute, sign, sel and deliver or otherwise make or give effect to withdrawal of caveats in respect of any caveats and/or extension of caveats executed by the Bank as mortgagee, chargee, purchaser or otherwise.

To consent to any variation, modification, postponement of any conveyances, assignments, leases, transfers, agreements, deeds made in favour of the borrowers of the Bank or any of their sureties and where necessary, to execute, sign, seal and deliver any of the abovementioned instruments.

To execute, sign, seal and deliver or otherwise make or give effect to consents to applications by the borrowers of the Bank or any of their sureties in respect of issue of Certificates of Title, Subsidiary Strata Certificates of Title, or for Cancellation of Caution and Lapsing of Caution.

To execute, sign, seal and deliver or otherwise make or give effect to consents to registration of any instruments affecting the land against which a caveat, mortgage or any other instrument lodged by the Bank is directed.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to all necessary or proper sale and purchase agreements, conveyances, assignments or transfers by the Bank in favour of purchasers whether by deed or otherwise as the Substitute Attorney(s) shall deem fit and expedient, relating to the sale of properties by the Bank, whether in the Bank’s capacity as owner, mortgagee or chargee of the said properties and to demand from such purchasers or their assigns the purchase moneys in respect of the said properties and to do all acts and things necessary to enforce such demand, including, without prejudice to the generality of the foregoing, to sign, make, file or lodge statements of claim, affidavits, declarations, proofs of debts, or any other necessary documents and to sign any warrant or authority empowering any person to represent or act for the Bank in any proceedings pursuant hereto.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to sale and purchase agreements, conveyances (including, without limitation, leases), assignments or transfers made in favour of the Bank, whether by deed or otherwise as the Substitute Attorney(s) shall deem fit and expedient, relating to the purchase of properties by the Bank and in the Bank’s name or otherwise to do all acts and things necessary to enforce such agreements, conveyances, assignments or transfers, including, without prejudice to the generality of the foregoing, to sign, make, file or lodge statements of claim, affidavits, declarations, proofs of debts or any other necessary documents and to sign any warrant or authority empowering any person to represent or act for the Bank in any proceedings pursuant hereto.

To sign, make, file or lodge proofs of debts or declarations or affidavits in proofs of debts and claims under the bankruptcy or insolvency of any persons or firms or the judicial management or receivership or liquidation or winding-up of any companies and to sign any petition or authorise any officer of the Bank or any third party to represent or act for the Bank in all such matters and to vote or take part in the meetings and proceedings thereof as the Substitute Attorney(s) shall deem fit or authorising an officer of the Courts in Singapore to effect service of any summons or orders of Court or levy execution or judgement against the borrowers or customers of the Bank or any of their sureties or parties, from whom the Bank has the right to claim against, or any of their assets whether charged to the Bank or not.

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To take all actions and execute, sign, seal and deliver all deeds contracts, receipts, acknowledgements, notices, instruments, documents and letters which the Substitute Attorney deems necessary, incidental or expedient for effectively doing or causing to be done any or all of the acts and things which the Substitute Attorney is by these presents empowered to do.

Notwithstanding the powers herein conferred or provisions herein contained, I the said Linda Hoon Siew Kin as well for myself as for the Bank hereby declare that the documents required to be executed by the Substitute Attorney(s) hereunder from time to time shall be valid and effective as if executed by the Bank itself if executed by the Substitute Attorney(s), and if so executed, the Bank and I hereby confirm that we will and agree to ratify all and whatsoever the Substitute Attorney(s) shall lawfully do or cause to be done by virtue of this Deed of Appointment of Substitute Attorney.

This Deed of Appointment of Substitute Attorney shall not prejudice the power conferred on me by the Power of Attorney to revoke this appointment at any time.

This Deed of Appointment of Substitute Attorney is governed by Singapore law,

IN WITNESS WHEREOF I have hereunto set my hand and seal this 5th day of May 2011.

SIGNED, SEALED and DELIVERED )

By Linda Hoon Siew Kin ) /s/ Linda Hoon Siew Kin (seal)

of NRIC No: S1532787A )

/s/ Foo Yew Heng

FOO YEW HENG

Advocate and Solicitor

Singapore

On this 5th day of May 2011 before me, FOO YEW HENG an advocate and Solicitor of the Supreme Court of the Republic of Singapore practicing in the Republic of Singapore personally appeared LINDA HOON SIEW KIN who of my own personal knowledge I know to be the identical person whose name “LINDA HOON SIEW KIN” is subscribed to the above written instrument and acknowledge that she had voluntarily executed this instrument at Singapore.

Witness my hand.

/s/ Foo Yew Heng

FOO YEW HENG

Advocate and Solicitor

Singapore

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IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE
Case No.:	PA758I-208/V
Date of Filing:	10/10/2008
Time Of Filing:	13:33:11	Between
Doc Control No.:	1991478/A

This document has been deposited in the Registry of the High Court Singapore under section 48 of the Conveyancing and Law of Property Act (Cap.61) (1985 Edn) (seal)		DBS BANK LTD. (Co. Reg. No: 196800306E) …Donor(s) And Linda Hoon Siew Kin I/C No. S1532787A Donee(s)

/s/ Foo Chee Hock Mr. Foo Chee Hock Registrar Supreme Court Singapore	POWER OF ATTORNEY

LODGED BY: DBS BANK LTD 6 SHENTON WAY DBS BUILDING SINGAPORE 068809

PERSON-IN-CHARGE: YVONNE LEE (MS) CONTACT NO.: 6878 8841
Seal inspected-HCHCNRIWT, 10/10/2008
FILED THIS 2nd DAY OF OCTOBER 2008
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POWER OF ATTORNEY

By this POWER OF ATTORNEY made on the 2nd day of October 2008, DBS BANK LTD. (Co. Reg. No: 196800306E), a company incorporated in Singapore and having its registered office at 6 Shenton Way, DBS Building, Singapore 068809 (hereinafter called the “Bank”) hereby appoints the Group Secretary of the Bank, namely, Linda Hoon Siew Kin of NRIC No, S1532787A (hereinafter called the “Attorney”) to be the true and lawful attorney of the Bank for and in the name of the Bank or in her own name and on behalf of the Bank to do, execute or perform all or any of the acts and things hereinafter mentioned that is to say:

To execute, sign, seal and deliver, endorse or otherwise make or give effect to conveyances, assignments, transfers, mortgages, debentures, covenants, guarantees, memorandum of lien or deposit of any form of security, pledges, acknowledgement of rights or any transfer, confirmation, variation or postponement of any of the instruments hereinbefore mentioned made in favour of the Bank, whether by deed or otherwise as the nature of the case may require or as the Attorney shall deem fit and expedient relating to loans, advances, credit and other facilities made by the Bank for which the borrowers or customers of the Bank or any of their sureties or parties interested in the same have executed the instruments hereinbefore mentioned and to which the Bank is made a party.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to loan agreements or lending documents, security sharing agreements, subordination agreements, pari passu agreements or any agreements of like nature, between the Bank and other financial institutions and the borrowers of the Bank or any of their sureties whether by deed or otherwise as the nature of the case may require or as the Attorney shall deem fit and expedient, relating to sharing between the Bank and the other financial institutions of securities and/or the sharing of rights, entitlements, benefits, advantages or interests arising out of, accruing from or connected with the said securities, created or to be created by the borrowers of the Bank and/or any of their sureties in favour of the Bank and the other financial institutions.

To execute, sign, seal and deliver, or otherwise make or give effect to caveats and extension of caveats in respect of any interest in land to which the Bank is interested in or entitled whether as mortgagee, chargee, purchaser or otherwise.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to reconveyances, reassignments, discharges, releases, disclaimers or any agreements of the like nature, whether by deed or otherwise as the nature of the case may require or as the Attorney shall deem fit and expedient, relating to the charges or security contemplated under paragraphs (1) and (2) hereof for consideration, where applicable, whether in the form of payment or otherwise, received or being received by the Bank.

To execute, sign, seal and deliver or otherwise make or give effect to withdrawal of caveats in respect of any caveats and/or extension of caveats executed by the Bank as mortgagee, chargee, purchaser or otherwise.

To consent to any variation, modification, postponement of any conveyances, assignments, leases, transfers, agreements, deeds made in favour of the borrowers of the Bank or any of their sureties and where necessary, to execute, sign, seal and deliver any of the abovementioned instruments.

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To execute, sign, seal and deliver or otherwise make or give effect to consents to applications by the borrowers of the Bank or any of their sureties in respect of issue of Certificates of Title, Subsidiary Strata Certificates of Title, or for Cancellation of Caution and Lapsing of Caution.

To execute, sign, seal and deliver or otherwise make or give effect to consents to registration of any instruments affecting the land against which a caveat, mortgage or any other instrument lodged by the Bank is directed.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to all necessary or proper sale and purchase agreements, conveyances, assignments or transfers by the Bank in favour of purchasers whether by deed or otherwise as the Attorney shall deem fit and expedient, relating to the sale of properties by the Bank, whether in the Bank’s capacity as owner, mortgagee or chargee of the said properties and to demand from such purchasers or their assigns the purchase moneys in respect of the said properties and to do all acts and things necessary to enforce such demand, including, without prejudice to the generality of the foregoing, to sign, make, file or lodge statements of claim, affidavits, declarations, proofs of debts, or any other necessary documents and to sign any warrant or authority empowering any person to represent or act for the Bank in any proceedings pursuant hereto.

To execute, sign, seal and deliver, endorse or otherwise make or give effect to sale and purchase agreements, conveyances (including, without limitation, leases), assignments or transfers made in favour of the Bank, whether by deed or otherwise as the Attorney shall deem fit and expedient, relating to the purchase of properties by the Bank and in the Bank’s name or otherwise to do all acts and things necessary to enforce such agreements, conveyances, assignments or transfers, including, without prejudice to the generality of the foregoing, to sign, make, file or lodge statements of claim, affidavits, declarations, proofs of debts or any other necessary documents and to sign any warrant or authority empowering any person to represent or act for the Bank in any proceedings pursuant hereto.

To sign, make, file or lodge proofs of debts or declarations or affidavits in proofs of debts and claims under the bankruptcy or insolvency of any persons or firms or the judicial management or receivership or liquidation or winding-up of any companies and to sign any petition or authorise any officer of the Bank or any third party to represent or act for the Bank in all such matters and to vote or take part in the meetings and proceedings thereof as the Attorney shall deem fit or authorising an officer of the Courts in Singapore to effect service of any summons or orders of Court or levy execution or judgement against the borrowers or customers of the Bank or any of their sureties or parties, from whom the Bank has the right to claim against, or any of their assets whether charged to the Bank or not.

To take all actions and execute, sign, seal and deliver all deeds contracts, receipts, acknowledgements, notices, instruments, documents and Setters which the Attorney deems necessary, incidental or expedient for effectively doing or causing to be done any or all of the acts and things which the Attorney is by these presents empowered to do.

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To appoint, at any time, one or more substitute attorney(s) (the “Substitute Attorney”) to do, execute or perform all or any of the purposes, ads and things specified in paragraphs (1) to (12) above and to revoke any such appointment at any time and appoint another or others in his place, which appointment or substitution shall continue notwithstanding the death of the Attorney,

Notwithstanding the powers herein conferred or provisions herein contained, the Bank hereby declares that the documents required to be executed by the Attorney or the Substitute Attorney hereunder from time to time shall he valid and effective as if executed by the Bank itself if executed by the Attorney or the Substitute Attorney, and if so executed, the Bank hereby confirms that it will and agrees to ratify all and whatsoever the Attorney or the Substitute Attorney shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney is governed by Singapore law.

IN WITNESS WHEREOF the Common Seat of the Bank was hereunto affixed the day and year first above written.

The Common Seal of )

DBS BANK LTD. was )

hereunto affixed in the presence of: )

/s/ Koh Boon Hwee
(seal) Director
Koh Boon Hwee (Mr)

/s/ Richard Daniel Stanley

Director
Richard Daniel Stanley (Mr)

I, FOO YEW HENG, an Advocate & Solicitor of the Supreme Court, Singapore hereby certify that on the 2nd day of October 2008, the Common Seal of DBS Bank Ltd. was duly affixed to the within written instrument at Singapore in my presence in accordance with the regulations of the said Bank (which regulations have been produced and shown to me).

Witness my hand and seal this 2nd day of October 2008.

/s/ Foo Yew Heng

FOO YEW HENG

Advocate and Solicitor

Singapore

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